Exhibit 5.1

MORGAN, LEWIS & BOCKIUS LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, Pennsylvania 15219

April 14, 2004

Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Fidelity National Financial, Inc., a Delaware corporation (the “Registrant”) in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”), for the purpose of registering with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), 1,006,188 shares of the Registrant’s common stock, par value $.0001 per share (the “Shares”), issuable upon the exercise of options (each, an “Option”) granted under the Sanchez Computer Associates, Inc. Amended and Restated 1995 Equity Compensation Plan (the “Plan”) and assumed by the Registrant pursuant to the Restated Agreement and Plan of Merger and Reorganization, dated as of January 27, 2004 and restated as of March 4, 2004, by and among the Registrant, Fidelity Information Services, Inc., Sunday Merger Corp., Sunday Merger, LLC and Sanchez Computer Associates, Inc. (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of the Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement in the form to be filed with the Commission on the date hereof under the Securities Act; (ii) the Merger Agreement; (iii) the Amended and Restated Certificate of Incorporation of the Registrant; (iv) the Restated Bylaws of the Registrant, as currently in effect; (v) certain resolutions of the Board of Directors of the Registrant; and (vi) the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrant and such other documents, certificates and records as we have deemed necessary and appropriate as a basis for the opinion set forth herein.

In making our examination and in rendering our opinion set forth herein, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Registrant, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery of such documents by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representatives of officers and other representatives of the Registrant and others.

We have also assumed that each option agreement setting forth the terms of each Option granted under each of the Plan is consistent with the Plan and was duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Registrant for the Common Stock delivered upon the exercise of each such Option will be in an amount at least equal to the par value of the Common Stock.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized for issuance and, when issued and paid for upon the exercise of an Option duly granted under the Plan in accordance with the provisions of the Plan and the applicable option agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP